Exhibit 10.2

Certain information (marked as [***]) has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

OPERATING AND MAINTENANCE AGREEMENT

among

BKEP MATERIALS, L.L.C., BKEP TERMINALLING, L.L.C., and
BKEP ASPHALT, L.L.C.

and

ERGON ASPHALT & EMULSIONS, INC.

Dated: August 1, 2020

OPERATING AND MAINTENANCE AGREEMENT

This Operating and Maintenance Agreement (this “Agreement”) is entered into as of August 1, 2020 (the “Effective Date”), by and among BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”), BKEP Terminalling, L.L.C., a Texas limited liability company (“BKEP Terminalling”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt” and, together with BKEP Materials and BKEP Terminalling, the “Owners”), as owners of the Facilities, and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Operator”), as contract operator of the Facilities. The Owners and Operator are each referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to the terms of this Agreement, the Owners desire to have Operator provide, and Operator desires to provide, certain operation and maintenance services with respect to the Facilities.

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties do hereby agree as follows:

Article 1.
DEFINITIONS AND CONSTRUCTION

1.1     Definitions. For purposes of this Agreement, including the foregoing recitals and all Exhibits attached hereto, capitalized terms used herein and not otherwise defined shall have the meaning set forth below:

“Additional Capital Maintenance Project” is defined in Section 5.6(a).

“Additional O&M Services” is defined in Section 5.1(b).

“Affiliate” means, in relation to a Party, any Person that (i) directly or indirectly controls such Party, (ii) is directly or indirectly controlled by such Party or (iii) is directly or indirectly controlled by a Person that directly or indirectly controls such Party. For this purpose, “control” of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of a majority of equity interests or voting power or control in fact of the Person or otherwise. For purposes of this Agreement, the Owners and their respective direct and indirect subsidiaries and parent entities shall not be deemed to be Affiliates of Operator and its parent company or its and their direct and indirect subsidiaries.

“Agreement” is defined in the preamble.

“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, or decree of any Governmental Authority and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement by any Governmental Authority, in each case applicable to the Party at issue and as amended or modified from time to time.

“Barrel” means 42 Gallons.

“Base O&M Services” is defined in Section 5.1(a).

“Business Day” means a day on which banks are open for general commercial business in New York, New York.

“Commencement Date” is defined in Article 2.

“Confidential Information” is defined in Section 14.1.

“Contract Year” means a period of 365 consecutive days commencing on the Commencement Date and each successive period of 365 consecutive days during the Term of this Agreement with the exception of any Contract Year in which February has 29 days when the period will be 366 consecutive days.

“CT” means the prevailing time in the Central Time zone.

“Customer Contracts” is defined in Section 5.11.

“Default” or “Event of Default” means an occurrence of the events or circumstances described in Section 12.1.

“Defaulting Party” is defined in Section 12.1(a).

“Disclosing Party” is defined in Section 14.1.

“Discretionary Capital Costs” is defined in Article 9.

“Discretionary Capital Project” is defined in Article 9.

“Effective Date” means the date first written above, upon which this Agreement becomes binding upon and enforceable against the Parties.

“Extension Term” is defined in Article 2.

“Facilities” means the facilities set forth in Exhibit D.

“Force Majeure” means (i) strikes, lockouts or other industrial disputes or disturbances, (ii) acts of the public enemy or of belligerents, hostilities or other disorders, wars (declared or undeclared), blockades, thefts, insurrections, riots, civil disturbances or sabotage, (iii) acts of nature, landslides, severe lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary evacuation or shut-down of pipelines, trucks, docks, loading and unloading facilities storage tanks or other related facilities, floods, washouts, freezing of machinery, equipment, or lines of pipe, inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations, tidal waves, perils of the sea and other adverse weather conditions or unusual or abnormal conditions of the sea or other water, (iv) arrests and restraints of, or other interference or restrictions imposed by, Governmental Authorities (either civil or military and whether legal or de facto or purporting to act under Applicable Law or otherwise), necessity for compliance with any court order, or any Applicable Law promulgated after the date hereof by a Governmental Authority having or asserting jurisdiction, embargoes or export or import restrictions, expropriation, requisition, confiscation or nationalization, (v) epidemics or quarantine, explosions, electric power shortages, (vi) breakage or accidents to equipment, machinery, plants, facilities, lines of pipe or trucks or vessels, which were not reasonably foreseeable and which were not within the control of the Party claiming suspension of its obligations under this Agreement pursuant to Article 10 and which by the exercise of reasonable due diligence such Party is unable to prevent or overcome, or (vii) any other causes, whether of the kind enumerated above or otherwise, which were not reasonably foreseeable, and which are not within the control of the Party claiming suspension of its obligations under this Agreement pursuant to Article 10 and which by the exercise of reasonable due diligence such Party is unable to prevent or overcome. Such term will likewise include, in those instances where either Party is required to obtain servitudes, rights-of-way, grants, permits, or licenses to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and in those instances where either Party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies. If any Owner or Operator is claiming a suspension of its obligations under this Agreement pursuant to Article 10, any of the above listed events or circumstances will constitute an event of Force Majeure upon the first occurrence of the event or circumstance.

“Gallon” means a U.S. gallon of 231 cubic inches corrected to 60°F in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables.

“Good Industry Practice” means the exercise of that degree of skill, care, diligence, prudence and foresight that would reasonably and ordinarily be expected from a good and prudent terminal operator in the location where the applicable Facility is located engaged in the same type of undertaking under the same or similar circumstances including with respect to permitting, engineering, construction, environmental, safety, security and health, operations, repairs, maintenance, labor and employment matters.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, or any state or political subdivision thereof, and including any governmental, quasi-governmental or non-governmental body administering, regulating, or having jurisdiction over the ownership, operation, maintenance, improvement, or use of the Facilities.

“Increased Costs” is defined in Article 19.

“Indemnified Party” is defined in Section 11.2.

“Indemnifying Party” is defined in Section 11.2.

“Initial Term” is defined in Article 2.

“Interest Rate” means the rate of 18% per annum or, if this rate is prohibited by Applicable Law, then the highest rate allowed by Applicable Law.

“Liability” means any obligation, liability, charge, deficiency, assessment, interest, penalty, judgment, award, cost or expense of any kind (including reasonable attorneys’ fees, other fees, court costs and other disbursements). The term also includes any liability that arises out of or is related to any claim, proceeding, judgment, settlement or judicial or administrative order made or commenced by any Third Party or Governmental Authority.

“Lien” means any lien, mortgage, privilege, charge, claim, or other encumbrance.

“Month” means a calendar month.

“Monthly Fee” is defined in Section 6.1.

“New Law” is defined in Article 19.

“Non-Defaulting Party” is defined in Section 12.1(a).

“O&M Services” is defined in Section 5.1.

“Operator” is defined in the preamble to this Agreement.

“Operator Default” means an Event of Default by Operator.

“Operator Resignation” is defined in Section 4.2(a).

“Owners” is defined in the preamble of this Agreement.

“Owner Removal” is defined in Section 4.2(b).

“Party” or “Parties” is defined in the preamble of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Product” means those products that any Owner stores from time to time at any of the Facilities.

“Receiving Party” is defined in Section 14.1.

“Released Party” is defined in Section 13.3(d).

“Releasing Party” is defined in Section 13.3(d).

“Regulatory Approvals” means all permits, licenses, approvals, and authorizations required to be obtained from any Governmental Authority in connection with the ownership, operation, maintenance, improvement, or use of the Facilities, all as from time to time amended or replaced.

“Replacement Designee” is defined in Section 4.3.

“Term” is defined in Article 2.

“Third Party” means any Person other than Operator, the Owners or their Affiliates.

“Third Party Claim” is defined in Section 11.4.

1.2     Interpretation.

(a)

All references in this Agreement to Exhibits, Articles and Sections refer to the corresponding Exhibits, Articles and Sections of or to this Agreement, unless expressly provided otherwise. All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.

(b)	All Exhibits to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c)

Unless expressly provided otherwise, the words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Section. The words “this Article” and “this Section,” and words of similar import, refer only to the Article or Section hereof in which such words occur. The word “including” as used herein means “including without limitation” and does not limit the preceding words or terms.

(d)

The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

(e)	Reference to the singular includes a reference to the plural and vice versa.

(f)	References to all dollars in any form shall be a reference to the lawful currency from time to time of the United States of America.

(g)

Unless the context otherwise requires, any reference to a statutory provision is a reference to such provision as amended or re-enacted or as modified by other statutory provisions from time to time and includes subsequent legislation and regulations made under the relevant statute.

(h)	References to a Person shall include that Person’s successors and permitted assigns, and words denoting natural persons shall include any other Person.

Article 2.
TERM OF AGREEMENT

The initial term of this Agreement (the “Initial Term”) begins on August 1, 2020 (the “Commencement Date”) and, subject to the terms of this Agreement, shall continue until December 31, 2025, unless extended as hereinafter provided. At the end of the Initial Term and each Extension Term, as applicable, this Agreement shall automatically be extended for an additional one-year term (the “Extension Term”) unless cancelled by a Party by delivering notice to the other Parties not less than 365 days prior to the end of the Initial Term or the current Extension Term, as applicable. The Initial Term together with each Extension Term shall collectively be referred to as the “Term”.

Article 3.
COMPLIANCE WITH APPLICABLE LAWS

3.1     Compliance With Laws. Each Party shall, in the performance of its duties under this Agreement, comply in all material respects with all Applicable Laws. Each Party shall maintain the records required to be maintained by Applicable Laws and shall make such records available to the other Party upon request.

3.2     Reports. All reports or documents rendered by either Party to the other Party shall, to the best of such rendering Party’s knowledge and belief, accurately and completely reflect the facts about the activities and transactions to which they relate. Each Party shall promptly notify the other Party if at any time such rendering Party has reason to believe that the records or documents previously furnished to such other Party are not or are no longer accurate or complete in any material respect.

Article 4.
ENGAGEMENT OF OPERATOR

4.1     Engagement. The Owners hereby engage Operator, and Operator hereby accepts such engagement, to operate and maintain the Facilities under the terms and conditions of this Agreement and in accordance with Good Industry Practices. Operator shall have no authority to enter into any agreement for the provision of storage or terminalling services at the Facilities on its own behalf or on behalf of any Owner or any other Person.

4.2     Resignation or Removal of Operator.

(a)

Operator may resign as operator and terminate this Agreement in whole or as to any individual Facility at any time (an “Operator Resignation”) by giving written notice thereof to the Owners and, unless otherwise agreed by the Owners, such resignation shall be effective on the date that is the earlier of (a) the end of the twelfth full Month from the date of notice of an Operator Resignation, and (b) the date the applicable Owner or its Replacement Designee takes over the applicable O&M Services at the Facility or Facilities, as applicable, subject to such Operator Resignation.

(b)

In the event that the applicable Owner’s customer is no longer utilizing a Facility or if there is a material change to the O&M Services required at a Facility that Operator cannot provide or that results in the Owners no longer requiring the O&M Services with respect to such Facility, the Owners may remove Operator as operator and terminate this Agreement as to the applicable Facility (an “Owner Removal”) by giving written notice thereof to Operator. Unless otherwise agreed by Operator, such removal shall be effective on the date that is the earlier of (a) the end of the twelfth full Month from the date of notice of an Owner Removal, and (b) the date the applicable Owner or its Replacement Designee takes over the applicable O&M Services at the Facility or Facilities, as applicable, subject to such Owner Removal.

(c)

The Owners may remove Operator from providing O&M Services in respect of all or any portion of the Facilities following an Operator Default on 30 days’ written notice to Operator if such default remains uncured at the end of such 30-day period.

(d)

Upon any removal or resignation of Operator or any termination of this Agreement prior to the expiration of the Term, Operator shall use reasonable commercial efforts to assign all Regulatory Approvals held in Operator’s name to the applicable Owner (or such Owner’s Replacement Designee, if applicable) to the extent such Regulatory Approvals are assignable in accordance with Applicable Laws.

4.3     Selection of Successor Operator. Upon the resignation or removal of Operator under this Agreement or any termination of this Agreement prior to the expiration of the Term, any Owner may assume operations of the Facilities or appoint a replacement operator (the “Replacement Designee”).

4.4     Continuance of Performance. If any Owner elects to remove Operator or terminate this Agreement as to a particular Facility after the occurrence of an Operator Default or upon an Operator Resignation, Operator shall (a) cooperate with such Owner and any Replacement Designee to ensure an orderly transition of the responsibility for the operation and maintenance of the Facilities and (b) continue to perform all of its duties, responsibilities, and obligations hereunder until 7:00 A.M. CT on the earlier of (i) the end of the twelfth full Month from the date of such Owner’s notification to Operator of its election to remove Operator or to terminate this Agreement, as applicable, or the date of notice of an Operator Resignation, and (ii) the date such Owner or its Replacement Designee takes over such duties, responsibilities, and obligations to perform the applicable O&M Services.

4.5     Independent Contractor. Notwithstanding anything else in this Agreement to the contrary, Operator shall perform and execute the provisions of this Agreement as an independent contractor. Neither Operator nor its employees, subcontractors, or agents shall be deemed to be, or hold themselves out as, the agent, servant, or employee of any Owner with authority to bind any Owner to any obligation or liability assumed or incurred by Operator as to any Third Party. Operator shall have the right to engage on its own behalf independent contractors to provide the O&M Services required hereunder; provided, however, that Operator shall not have the right to engage on its own behalf independent contractors to provide services related to the Discretionary Capital Costs without the prior written consent of the Owners (which shall not be unreasonably withheld).

Article 5.
O&M SERVICES

5.1     O&M Services. During the Term of this Agreement, Operator shall provide the following operating and maintenance services (the “O&M Services”) in accordance with Good Industry Practices and all Applicable Laws:

(a)	Base O&M Services. Operator shall provide the services described in Exhibit A (the “Base O&M Services”) for the operation, maintenance, measurement and repair of the Facilities.

(b)

Additional O&M Services. Upon any Owner’s prior written request, and subject to Operator’s approval, Operator may provide certain additional operating and maintenance services (the “Additional O&M Services”), in accordance with the terms of this Agreement.

5.2     Employees and Contractors. The number of employees used by Operator in performing O&M Services hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator consistent with Good Industry Practices, and all such employees or contractors shall be the employees or contractors of Operator.

5.3     Additional O&M Services. From time to time, the Owners may request Additional O&M Services to be completed by Operator. Such requests shall be in writing and, if Operator agrees to provide such Additional O&M Services, the Parties shall negotiate in good faith to contract for the provision of any such services and any adjustment to the Monthly Fee or other compensation due to Operator in consideration of such Additional O&M Services.

5.4     Discharge of Obligations. Operator shall pay, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for the O&M Services rendered or performed hereunder, and for materials supplied on, to or in respect of the Facilities or in connection with the O&M Services provided under this Agreement, and shall keep the Facilities free from Liens resulting therefrom.

5.5     Access to Maintenance Records and Facilities. The Owners and their respective agents and representatives shall have the right to access the Facilities, and Operator shall not prevent Owners’ access to any portion of the Facilities, including all buildings, docks, rail yards, storage tanks and other equipment located at such Facilities. The Owners’ right and those of their authorized representatives to inspect the Facilities will be exercised by the Owners in a way that will not unreasonably interfere with or diminish Operator’s operation of the applicable Facility.

5.6     Maintenance Costs.

(a)

As to all maintenance and repair projects associated with (a) tank foundations, tank shells, tank roof, tank floor, and insulation; (b) dikes, containment areas and security fencing; (c) scales; (d) rail spurs, docks, and dredging, if applicable; (e) heaters and boilers; (f) buildings and HVAC; (g) motor control center, motor starters (including VFD); (h) pumps; (i) mills; and (j) tank gauge systems to be performed as part of the O&M Services, unless otherwise agreed in writing, Operator shall assume the costs thereof up to $50,000 without adjustment to the Monthly Fee or reimbursement by any applicable Owner. In the event that Operator reasonably believes the costs of any aforementioned project would exceed $50,000 (each, an “Additional Capital Maintenance Project”) then Operator shall obtain quotes for such Additional Capital Maintenance Project and submit a proposal on the form set forth on Exhibit H to the applicable Owner for such work, along with the applicable quotes, prior to undertaking or contracting for any such work. Operator shall not undertake any Additional Capital Maintenance Project without the prior written approval of the applicable Owner, such approval not to be unreasonably withheld, conditioned or delayed.

(b)

Following the satisfactory completion of any Additional Capital Maintenance Project, Operator shall include in the Monthly Invoice the costs incurred in the performance of the Additional Capital Maintenance Project in excess of $50,000, along with supporting documentation of such costs.

(c)

Except as set forth in Section 5.6(a), no work associated with the repair and maintenance of the Facilities, including the annual maintenance and retooling of the mills, tank cleanings and/or inspection services shall be considered Additional Capital Maintenance Projects, regardless of the cost thereof, and such work shall be considered part of the O&M Services and the Parties agree and acknowledge that Operator is compensated for such work via the Monthly Fee.

(d)

Notwithstanding anything herein to the contrary, Operator shall have no financial obligations with respect to the repair and maintenance of any ring wall defects at the Facility located in Halstead, Kansas.

5.7     Capital and Major Maintenance Plans. Without limiting the provisions of Section 5.6, at least 30 days prior to the end of each calendar year, Operator shall prepare and submit to the Owners for their approval a proposed annual capital plan and a proposed major maintenance plan for the following calendar year with respect to each of the Facilities. Each capital plan shall describe in reasonable detail each proposed expenditure that is expected to exceed $50,000 and Operator shall keep the Owners apprised of any change to such capital plan on a quarterly basis.

5.8     Operating Reports.

(a)	Operator shall furnish reports to the Owners in accordance with Exhibit F.

(b)

Operator shall provide such additional information and reports to the Owners as the Owners may reasonably request from time to time to allow the Owners to comply with the Owners’ reporting obligations under its customer contracts for use of the Facilities.

5.9     Quality and Quantity(a)     . All measurements of Product handled hereunder shall be made in all respects in accordance with the applicable American Petroleum Institute standards, and all quantities, however measured, shall be (1) adjusted to volume equivalents at 60°F in accordance with Table No. 2 of the ASTM/IP Petroleum Measurements Tables D4311/4311M (as to asphalt and polymer-modified asphalt) and Table B-1 of the Asphalt Emulsions Manufacturers Association (as to asphalt emulsions), in each case as in effect at the time of the measurement, or other applicable tables as accepted by Operator and the Owners, and (2) converted into Tons on the basis of actual specific gravity at 60°F, in accordance with such table. All measurements shall be determined by Operator, but the Owners or their authorized representatives may be present to witness any measurements.

5.10     Title to and Custody of Product.

(a)

Pursuant to this Agreement exclusively, as between Operator and the Owners, title to Product present at the Facilities shall remain with the applicable Owner, or its applicable customer, at all times while Operator has custody of such Product.

(b)

Operator shall have custody and risk of loss of each Owner’s Product beginning when such Product passes the flange connection at the applicable Facility between the delivering barge, vessel, tank truck or rail car and the Facility’s receiving hose, if applicable, at the applicable Facility and ending when the applicable Owner’s Product passes the last hard flange connection at the applicable Facility into a barge, vessel, tank truck or rail car for delivery to the applicable Owner, its applicable customer(s) or its other designees.

5.11     Coordination of Services(a)     . The Parties shall coordinate the performance of the O&M Services so as to avoid any penalties and minimize costs under the Owner’s customer contracts for the provision of terminalling and storage services at the Facilities (the “Customer Contracts”); provided, however in the event that Operator fails to perform the O&M Services pursuant to the terms of this Agreement and the Owners incur, or could incur any penalties, costs, or loss of revenue under the Customer Contracts arising out of Operator’s failure to perform hereunder, then the applicable Owner may invoice Operator for such penalties, costs, or loss of revenue and Operator shall remit such payment to the applicable Owner within 30 days of the date of receipt of the applicable invoice.

Article 6.
O&M FEES

6.1     Base O&M Services. During the Term, the Owners shall pay to Operator a monthly fee for Base O&M Services (the “Monthly Fee”) as set forth on Exhibit G.

6.2     Additional O&M Services. During the Term, the Owners shall pay Operator for Additional O&M Services pursuant to the terms of this Agreement.

6.3     Monthly Invoices. The Owners shall pay the applicable Monthly Fee in advance no later than the first day of each Month. Operator shall invoice the Owners in arrears for all other fees on a monthly basis or upon the expiration of a calendar year, as applicable. The monthly invoice delivered by Operator to the Owners (the “Monthly Invoice”) shall be delivered substantially contemporaneously with the monthly report specified in Section 5.8.

6.4     Fee Adjustment. All fees will escalate in accordance with the terms of Exhibit B as to each of the Facilities.

6.5     Incremental Costs. In the event that there is a material change in the Product or O&M Services hereunder and the provision of such O&M Services would cause Operator to incur any incremental costs in providing the O&M Services, then Operator and the applicable Owner will use their respective commercially reasonable efforts to (a) agree on an increase to the Monthly Fee to account for such incremental costs, which shall include a reasonable service surcharge (which surcharge may include Operator’s cost of capital) in addition to the fees to the extent not reimbursed by the applicable Owner pursuant to this Article 6, or (b) otherwise modify this Agreement as necessary to reflect such cost increase on such terms as are mutually agreed by the Parties.

Article 7.
PAYMENT OF O&M INVOICES

7.1     Payment. All fees and charges reflected in Operator’s invoices are due and payable within 30 days of the date of receipt of the applicable invoice. Payment must be made by electronic funds transfer of same day available federal funds to the account and bank indicated on the applicable invoice. Invoices may be sent by electronic mail or facsimile, at Operator’s option. Payments that are not disputed and that are not made within the agreed or designated terms shall bear interest at the Interest Rate. If the Owners dispute any portion of an invoice, the Owners must pay the undisputed portion of the invoice. Overdue amounts or disputed amounts that are resolved in favor of an Operator will accrue interest at the Interest Rate from the date that payment is due until paid in full and the Owners will pay all of Operator’s reasonable, out-of-pocket costs (including reasonable attorneys’ fees and court costs) of collecting past due payments and late payment charges. In the event that any Owner or any of its Affiliates is obligated to pay or reimburse Operator or any of its Affiliates for costs and expenses pursuant to the terms of any other contract or arrangement between such Owner or any of its Affiliates, on the one hand, and Operator and any of its Affiliates, on the other hand, then any fees and charges payable by the Owners under this Agreement shall be without duplication of any costs and expenses payable under any such other contract or arrangement.

7.2     Other Statements. If any other amount is due from one Party to the other hereunder, and if provision for the invoicing of that amount due is not made elsewhere in this Agreement, then the Party to whom such amount is due shall furnish a statement therefore to the other Party, along with pertinent information showing the basis for the calculation thereof. Upon request, the Party who issued a statement under this Section 7.2 shall provide reasonable supporting documentation to substantiate any amount claimed to be due. Any invoice issued pursuant to this Section 7.2 shall be due and payable, in fully collected funds, on or before the later of (i) the last day of the Month that the invoice was issued or (ii) 20 days following receipt of such invoice.

7.3     Custody of Funds. In the event that the Owners prepay for any Additional O&M Services, Operator shall hold such funds for the account of the Owners for the payment for such Additional O&M Services. Any such funds shall remain the funds of the Owners until paid to the relevant third parties or service providers.

Article 8.
UTILITIES; TAXES

8.1     Utilities; Permits.

(a)

Operator shall be responsible for acquiring and supplying all utilities necessary for the provision of the O&M Services at the Facilities and shall acquire such utilities in Operator’s name, provided, however, in the event that any utilities must be acquired in any applicable Owner’s name, then Operator shall coordinate with the applicable Owner to acquire such utility service and reimburse such Owner for any costs of utilities required to provide the O&M Services.

(b)

To Operator’s knowledge, the Regulatory Approvals listed on Exhibit E are all of the material Regulatory Approvals required as of the Effective Date to operate the Facilities. Operator shall use commercially reasonable efforts to obtain all material Regulatory Approvals as may be required from time to time under Applicable Laws in Operator’s name unless such Regulatory Approvals must be maintained in the applicable Owner’s name. Upon expiration or earlier termination of this Agreement (in whole or in part), Operator shall, to the extent transferrable, assign the applicable Regulatory Approvals to the applicable Owner.

8.2     Taxes. Operator shall be responsible for, and shall indemnify and hold the Owners harmless from and against, all taxes, including but not limited to sales, use, personal property and income (Operator’s) taxes generated from or otherwise related to Operator’s provision of the O&M Services at the Facilities.

Article 9.
CAPITAL EXPENDITURES

To the extent that the Parties wish to undertake capital projects that do not otherwise constitute O&M Services (a “Discretionary Capital Project”), any such Discretionary Capital Project and the expenditures associated therewith (the “Discretionary Capital Costs”) shall be approved and authorized in accordance with this Article 9. Notwithstanding anything herein to the contrary, the Owners shall have no liability for any Discretionary Capital Project or Discretionary Capital Costs unless and until such costs are approved by the Owners in writing. If either Party desires to undertake a Discretionary Capital Project, such Party shall submit to the other Party, using substantially the form attached hereto as Exhibit I, its recommendations along with a proposed capital budget for such Discretionary Capital Project. The Parties shall mutually cooperate to optimize any such project, including deciding whether Owner or Operator will manage such project, and to minimize any Discretionary Capital Costs. The Parties shall mutually agree in writing so as to determine the responsible Party for all Discretionary Capital Costs with respect to any Discretionary Capital Project.

Article 10.
FORCE MAJEURE

10.1     Event of Force Majeure. If either Party is unable to perform or is delayed in performing, wholly or in part, its obligations under this Agreement, other than the obligation to pay funds when due, as a result of an event of Force Majeure or its resulting effects, that Party may be excused from such performance by giving the other Party prompt written notice of any event that is or could become an event of Force Majeure with reasonably full particulars thereof. The obligations of the Party giving notice, so far as such obligations are affected by the event of Force Majeure, will be suspended during, but not longer than, the continuance of the event of Force Majeure beginning with the time that the event first occurs. The affected Party must act with commercially reasonable diligence to overcome or remedy the event of Force Majeure and resume performance as quickly as reasonably practicable. Once the event of Force Majeure is remedied, the affected Party shall notify the other Party that the event of Force Majeure no longer affects such obligations. If Operator is excused from providing O&M Services pursuant to this Agreement due to an event of Force Majeure, the fees hereunder, not already due and payable, that are directly affected by such Force Majeure event will be excused or proportionately reduced, on a daily basis, for so long as Operator’s performance is excused due to the event of Force Majeure.

10.2     Strikes and Labor Interruptions. The requirement that any Force Majeure event be remedied with commercially reasonable diligence shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party claiming excuse due to an event of Force Majeure contrary to its wishes.

10.3     Termination due to Force Majeure. If a Party is rendered unable to perform by reason of an event of Force Majeure for a period in excess of 90 days, then the other Party may terminate this Agreement with respect to the Facility or portion of the applicable Facility affected by such Force Majeure event upon written notice to the other Party, but not as to any unaffected Facility or portion of a Facility, as applicable.

Article 11.
LIMITATION ON DAMAGES; Indemnification

11.1     Limitation of Liability. EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS WITH RESPECT TO CLAIMS OF THIRD PARTIES, AND AS SET FORTH IN SECTION 5.11, THE PARTIES’ LIABILITY FOR DAMAGES HEREUNDER IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIFIC PERFORMANCE, LOST PROFITS, DIMINUTION IN VALUE OR OTHER BUSINESS INTERRUPTION DAMAGES, OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM, OR THE TERMINATION OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES ITS DUTY TO MITIGATE DAMAGES HEREUNDER.

11.2     Indemnity. Subject to Section 11.1, each Party (“Indemnifying Party”) shall indemnify, defend, and hold the other Parties, their respective Affiliates, and their respective employees, directors, officers, subcontractors, representatives, agents and contractors (collectively, the “Indemnified Party”) harmless from and against any and all Liabilities arising out of the Indemnifying Party’s and its Affiliates’ and its and their respective employees, subcontractors, directors, officers, representatives, and agents (i) actions or inactions in connection with the performance of such Party’s obligations under this Agreement, or (ii) failure to comply with Applicable Law with respect to the sale, transportation, storage, handling or disposal of the Product, unless and to such extent that such Liability results from the Indemnified Party’s breach of this Agreement, negligence or willful misconduct, or failure to comply with Applicable Law. Notwithstanding anything herein to the contrary, the Parties and their respective Affiliates shall not be considered subcontractors for purposes of this Section 11.2.

11.3     No Third Party Rights. The Parties’ obligations to defend, indemnify and hold the other Parties harmless under the terms of this Agreement shall not vest any rights in or be enforceable by any Third Party, whether a Governmental Authority or private entity, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement. The terms of this Agreement are enforceable only by the Parties and their respective successors and permitted assigns, and no Third Party, including any member of an Owner, shall have a separate right to enforce any provision of this Agreement, or to compel any Party to comply with the terms of this Agreement.

11.4     Notice. If any Indemnified Party receives notice of the assertion or commencement of any claim or proceeding made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a representative of the foregoing (a “Third Party Claim”), the Indemnified Party shall notify the Indemnifying Party as soon as practicable after receiving such Third Party Claim and shall furnish to the Indemnifying Party the complete details within its knowledge. Any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations except to the extent, if any, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure.

11.5     Claims. The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding the Indemnifying Party’s appointment of counsel to represent an Indemnified Party, the Indemnified Party shall have the right to employ separate counsel reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if in the Indemnified Party’s reasonable judgment (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or defenses that are available to the Indemnified Party that are not available to the Indemnifying Party or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim or proceeding that the Indemnifying Party defends, including, if appropriate, making any counterclaim or cross-complaint. All reasonably incurred costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party.

11.6     Settlement. No Third Party Claim may be settled or compromised by (i) the Indemnified Party without the consent of the Indemnifying Party or (ii) by the Indemnifying Party without the consent of the Indemnified Party.

Article 12.
DEFAULT AND REMEDIES

12.1     Events of Default. A Party may terminate this Agreement during the Term under the following circumstances:

(a)

A Party (the “Non-Defaulting Party”) may terminate this Agreement immediately upon delivery of written notice to the other Parties in the event any other Party (the “Defaulting Party”) fails to pay any sum owed by it to the Non-Defaulting Party under this Agreement within 15 days of the delivery to the Defaulting Party of a notice of default; provided, however, that no Party shall have a right to terminate this Agreement under this Section 12.1(a) with respect to any disputed amounts that remain outstanding in accordance with Section 7.1 of this Agreement.

(b)

The Parties may terminate this Agreement by execution of a written agreement signed by authorized representatives of both Parties, in which event the termination shall be effective on the date specified in such agreement.

(c)

Either Operator, on the one hand, or the Owners, on the other hand, may terminate this Agreement in the event of a material breach of this Agreement (other than for failure of payment to which Section 12.1(a) shall apply) by the other Party upon not less than 30 days prior written notice to such breaching Party unless such breach has been cured within 30 days of receipt of such notice by such breaching Party.

(d)

Either Operator, on the one hand, or the Owners, on the other hand may terminate this Agreement following 60 days prior written notice to the other Party if there shall occur any transaction as a result of which Operator or its Affiliates cease to own, directly or indirectly, at least 50% of the outstanding equity interests in the general partner of Blueknight Energy Partners, L.P.

(e)

Either Operator, on the one hand, or the Owners, on the other hand may terminate this Agreement, in its entirety or with respect to a portion of the applicable Facility only, in accordance with the provisions of Section 10.3 or Section 12.1 of this Agreement.

12.2     Survival. Each Party’s obligations under this Agreement shall end as of the effective date of the termination of this Agreement in accordance with its terms; provided, however, that each Party shall remain liable to the other Parties hereunder with respect to (a) any obligations accruing under this Agreement prior to the effective date of such termination, including any indemnification obligations provided hereunder, or (b) as otherwise provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, Article 11, this Section 12.2, Article 14, Article 18, and Article 20 shall survive the expiration or termination of this Agreement.

Article 13.
INSURANCE

13.1     Owners’ Insurance. The Owners, at their sole cost and expense, shall procure and maintain in full force and effect during the Term the following types of insurance in the amounts indicated:

(a)

Commercial General Liability Insurance: Such insurance shall include coverage for premises liability, personal & advertising injury, products and completed operations liability, property damage and contractual liability insurance. Coverage shall be on an “occurrence form” with limits of at least $5,000,000 per occurrence (use of primary and excess limits to achieve the total required limit is acceptable as long as all excess insurance follows form over the underlying). The policy shall be endorsed to provide a waiver of subrogation in favor of Operator.

(b)

The Owners shall maintain “all risk” or equivalent special cause of loss form insurance on the Facilities, but not on Operator’s or Operator’s customer’s personal property or inventory, for full replacement cost value.

13.2     Operator’s Insurance. Operator, at its sole cost and expense, shall procure and maintain in full force and effect during the Term the following types of insurance in the amounts indicated:

(a)

Commercial General Liability Insurance: Including coverage for premises liability, personal and advertising injury, products and completed operations liability, sudden and accidental pollution, property damage and contractual liability insurance. Coverage shall be on an “occurrence form” with limits of at least $5,000,000 per occurrence (use of primary and excess limits to achieve the total required limit is acceptable as long as all excess insurance follows form over the underlying). The policy(ies) shall be endorsed to name the Owners as “additional insureds” and the coverages for the “additional insureds” shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by or provided to the Owners. The policy(ies) shall also be endorsed to provide a waiver of subrogation in favor of the Owners.

(b)

Automobile Liability Insurance: Applicable to all of the Operator’s owned, leased, hired or non-owned vehicles with a combined single limit of at least $1,000,000 for any one loss. The policy shall be endorsed to name the Owners as “additional insureds” and this coverage shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by or provided to the Owners. The policy shall also be endorsed to provide a waiver of subrogation in favor of the Owners. If hauling Product, the policy shall be endorsed with broadened pollution coverage using ISO endorsements CA-99-48 and MCS-90.

(c)

Terminal Operators’ Legal Liability Insurance: The limits of which shall be at least $5,000,000 per occurrence. The policy shall be endorsed to name the Owners as “additional insureds” and this coverage shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by or provided to the Owners.

(d)

Worker’s Compensation Insurance. The limits of which shall be in accordance with the statutory requirements of the state or states in which the Facility is located and the U.S. Longshore and Harbor Workers Act, as applicable, and employer's liability insurance with minimum limits of $5,000,000.

13.3     Additional Insurance Requirements. With respect to the coverages required pursuant to Sections 13.1 and 13.2 above:

(a)	Each insurance policy must be maintained with an insurance company having an A.M. Best Financial Strength Rating of A-, VIII or higher.

(b)

Each Party shall cause the issuing insurance company to provide at least 30 days prior written notice to the other Parties, as applicable, of any cancellation, non-renewal, or reduction in coverage, terms or limits, except that 10 days’ notice shall apply in the case of cancellation for nonpayment of premium.

(c)

No less than five business days prior to the start of any work or services performed for the Owners or prior to the Commencement Date of this Agreement (whichever occurs first), each Party shall furnish to the other Parties, as applicable, original certificates of insurance evidencing the insurance coverage required of such Party pursuant to this Article 13. The certificates of insurance shall show the other Parties, as applicable, as “certificate holders” and “additional insureds” as required by the above insurance requirements using the specific wording indicated and showing the primary and non-contributing coverage. No later than the renewal date of any insurance policies required by this Agreement, each Party shall supply the other Parties, as applicable, with new, original certificates of insurance in compliance with the terms of this Agreement.

(d)

Each of Owner and Operator (“Releasing Party”) hereby releases the other (“Released Party”) from any liability which the Released Party would, but for this paragraph, have had to the Releasing Party arising out of or in connection with (i) any damage to the property of Releasing Party at any Facility which is or would be covered by a special causes of loss form of property insurance with no deductible in the state in which such Facility is located, regardless of whether or not such coverage is actually being carried by the Releasing Party; (ii) any loss which is covered by the applicable Commercial General Liability Insurance required by this Article 13, but solely to the extent of the amount recovered under such insurance. Owner and Operator shall use reasonable efforts to have their respective policies of insurance endorsed to contain a waiver of subrogation provision incorporating the foregoing and providing that the insurance shall not be invalidated by the insured’s written waiver prior to a loss of any or all right of recovery against any Party for any insured loss.

13.4     Contractor/Access Insurance.

(a)

Operator shall require any Third Parties engaged in work associated with the provision of the O&M Services hereunder to enter into a written services agreement related to the provision of any such work. Such services agreement between Operator and such Third Party shall include requirements for indemnification and insurance that is, in each case, reasonably acceptable to the Owners.

(b)

Operator shall require any Third Parties accessing the Facilities with respect to the delivery and/or receipt of Product to enter into a written access agreement and carry insurance that is, in each case, reasonably acceptable to the Owners.

Article 14.
CONFIDENTIALITY

14.1     Confidential Information. The term “Confidential Information” means all nonpublic information, including technical information, trade or business secrets, or the like, disclosed by either Party to the other Party in carrying out the terms and purpose of this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation written or printed documents, email correspondence and attachments, electronic files, and computer disks, whether machine or user readable). “Confidential Information” includes, without limitation, information relating to a Party’s research, development, trade secrets or business affairs that the Party treats as confidential. The Parties acknowledge and agree that any and all information regarding this Agreement, including without limitation the terms and conditions of this Agreement, shall be deemed to be Confidential Information. The term “Receiving Party” means a Party that receives Confidential Information of another Party (“Disclosing Party”).

14.2     Restrictions on Disclosure. Subject to the terms of this Section 14.2, the Receiving Party shall maintain in confidence the Confidential Information so received and will not use such information, except to the extent permitted under this Agreement, to the detriment of the Disclosing Party, until such time as the Confidential Information so received enters the public domain other than by the act or omission of the Receiving Party. A Receiving Party shall limit disclosure of the Disclosing Party’s Confidential Information to those of its employees, subcontractors, attorneys, agents and consultants with a need to know the Confidential Information, subject to a nondisclosure obligation comparable in scope to this Article 14. Each Party shall protect the other Party’s Confidential Information using the same degree of care (but no less than a reasonable degree of care) that it uses to protect its own Confidential Information. The obligations imposed by this Article 14 shall be unlimited in duration; provided, however, that such obligations shall not apply to any Confidential Information that: (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party prior to the date of disclosure; (iii) is rightfully obtained by the Receiving Party from a Third Party entitled to disclose the information without confidentiality restrictions or (iv) the disclosure of which is required by Applicable Law, regulation, a court or other Governmental Authority; provided, further, that for disclosure made pursuant to clause (iv), the Receiving Party shall promptly notify the Disclosing Party of the disclosure requirement prior to disclosure and cooperate with the Disclosing Party (at the latter’s expense and at its request) to resist or limit the disclosure.

14.3     Injunctive Relief. Each Party acknowledges and agrees that a breach or threatened breach of the confidentiality obligations set forth herein will result in immediate and irreparable damage to the Disclosing Party for which there is no adequate remedy at law, and, in such event, the applicable Disclosing Party may seek appropriate injunctive relief, without the necessity of posting bond or other security. Any Disclosing Party’s pursuit of any remedy will not constitute a waiver of any other right or remedy available under this Agreement or under Applicable Law.

Article 15.
NOTICES

15.1     Notices. Any notice required under this Agreement must be in writing and will be deemed received when actually received and delivered by (i) United States mail, certified or registered, return receipt requested, (ii) confirmed overnight courier service, (iii) confirmed facsimile transmission properly addressed or transmitted to the address of the Party indicated in below or to such other address or facsimile number as one Party shall provide to the other Party in accordance with this provision, or (iv) email which shall be deemed duly given immediately if sent during normal business hours, or the next day if sent after business hours. Unless provided otherwise herein, all statements, payments and other documents to be delivered pursuant to this Agreement shall also be delivered to the address of the Party indicated in below.

If to the Owners:

c/o BKEP Materials, L.L.C.

Attn: Chief Operating Officer

6060 American Plaza Suite 600

Tulsa, Oklahoma 74135

Facsimile: (918) 237-4000

Email: jspeer@bkep.com

If to Operator:

Ergon Asphalt & Emulsions, Inc.

Post Office Drawer 1639 (39215-1639) (Mailing)

2829 Lakeland Drive     (Physical)

Jackson, Mississippi 39232

Attn: Mr. J. Baxter Burns, II, President

Telephone: (601) 933-3000

With a copy to (which shall not constitute notice):

Watson Jones PLLC

P.O. Box 23546 (39225-3546) (Mailing)

2829 Lakeland Drive Suite 1502 (Physical)

Jackson, Mississippi 39232

Attn: J. Kevin Watson

Email: kwatson@wjpllc.com

15.2     Operational Contacts. Exhibit C lists the contacts between the Parties as it pertains to operations, maintenance, measurement, engineering, and emergency situations.

Article 16.
NO WAIVER, CUMULATIVE REMEDIES

16.1     No Waiver. The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision under this Agreement shall not operate or be construed as a waiver of any other breach of that provision under this Agreement, whether of a like kind or different nature.

16.2     Cumulative Remedies. Each and every right granted to the Parties under this Agreement or allowed to the Parties by law or equity and not limited by the express terms of this Agreement, shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.

Article 17.
ASSIGNMENT

17.1     Successors and Assigns. No Party may assign this Agreement, in whole or in part, except with the prior written approval of the other Parties, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that any Owner may assign, without the prior written consent of Operator, part or all of its rights and obligations hereunder to one or more subsidiaries that are directly or indirectly wholly-owned by such Owner or to any Person that purchases or is otherwise a successor-in-interest to such Owner’s right, title and interest in any applicable Facility; provided, further, that Operator may (i) with the prior written consent of the Owners (which shall not be unreasonably withheld), assign all of its rights and obligations hereunder to any Person which purchases or is otherwise a successor-in-interest to Operator, provided such Person assumes in writing the obligations of Operator under this Agreement, and (ii) assign in part only its right to receive the O&M Services hereunder to any Person, (A) that is an Affiliate of Operator (which such assignment shall not require the prior written consent of any Owner), or (B) that is not an Affiliate of Operator (which such assignment shall require the prior written consent of the Owners, which shall not be unreasonably withheld), provided that Operator shall act as the sole agent for any such Person described in this clause (ii) for all purposes under this Agreement, including making any representations and warranties of Operator on behalf of such Person, and the Owners shall have no recourse against such Person described in this clause (ii) and shall look solely to Operator for performance of the obligations of Operator hereunder. No such assignment by Operator of its rights or obligations hereunder shall relieve Operator of any of its obligations hereunder, including payment obligations.

Article 18.
RECORDS AND AUDIT RIGHTS

18.1     Records. Each Party will maintain a true and correct set of records pertaining to its performance of this Agreement and will retain copies of all such records for a period of not less than two years following termination or cancellation of this Agreement. Upon reasonable prior notice, a Party or its authorized representative may, at its sole cost, during the Term of this Agreement and thereafter during the aforesaid two-year period, inspect such records of the other Party during normal business hours at the other Party’s place of business. Unless a Party has taken written exception to a statement or invoice within 12 Months following the end of the calendar year in which the statement or invoice is delivered, the statement or invoice shall be conclusively presumed to be true and correct.

18.2     Audit. Without limiting the Owner’s ability to access the Facilities as set forth in Section 5.5, at the Owners’ expense, during Operator’s normal business hours and upon reasonable notice to Operator, Owner shall be permitted to, (i) to make periodic inspections of all operation and maintenance records with respect to the Facilities and (ii) to conduct audits of any pertinent books and records, including those related to the provision of the O&M Services, including with respect to receipts, deliveries, inventory in storage, regulatory compliance and throughput and inventories of Product.

Article 19.
CHANGES IN LAW

If at any time during the Term of this Agreement any new law, ordinance, order, rule, or regulation (collectively, “New Law”) is in effect or is enacted, promulgated or issued by any Governmental Authority that increases, in any material respect, Operator’s actual costs or expenses incurred in providing the Base O&M Services (“Increased Costs”), Operator shall give the Owners prompt written notice of any such New Law, the associated Increased Costs and the anticipated increase to the Monthly Fee and Operator shall have the right to adjust the Monthly Fee to account for such Increased Costs. If the Owners determine that they do not want to incur such Increased Costs, then the Owners shall be excused from paying such costs if the Owners (a) cease operations at the Facilities (or cease those operations that require such Increased Costs), and (b) continue to pay all other applicable fees payable to Operator under this Agreement. If the foregoing conditions are not satisfied, then the Owners shall be responsible for such Increased Costs and Operator shall have the right to increase the Monthly Fee to include such Increased Costs.

Article 20.
MISCELLANEOUS

20.1     Headings. The headings of the sections and subsections of this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.

20.2     Amendment and Waiver. This Agreement may not be amended, modified or waived except by written instrument executed by officers or duly authorized representatives of the respective Parties. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

20.3     Severability. Any provision of this Agreement that is prohibited or not enforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of the prohibition or lack of enforceability without invalidating the remaining provisions of this Agreement, or affect the validity or enforceability of those provisions in another jurisdiction or the validity or enforceability of this Agreement as a whole.

20.4     Entire Agreement and Conflict with Attachments. This Agreement (including Exhibits) contains the entire and exclusive agreement between the Parties with respect to the subject matter hereof, and there are no other promises, representations, or warranties affecting it. The terms of this Agreement may not be contradicted, explained or supplanted by any usage of trade, course of dealing or course of performance and any other representation, promise, statement or warranty made by either Party or their agents that differs in any way from the terms contained herein will be given no force or effect. In the case of any conflict between the body of this Agreement and any of its Attachments, the terms contained in the Attachments will govern.

20.5     Governing Law and Jurisdiction. This Agreement will be construed and governed by the laws of the State of Oklahoma except the choice of law rules of that State that may require the application of the laws of another jurisdiction. Exclusive jurisdiction and venue is agreed to be the state or federal courts within the State of Oklahoma. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20.6     Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

20.7     No Third-Party Beneficiaries. Except as provided in Article 11, nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including any limited partners of Blueknight Energy Partners, L.P.) other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

20.8     No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

20.9     No Representations. No promise, representation or inducement has been made by either Party that is not embodied in this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

20.10     Time of the Essence. Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative, effective as of the Effective Date.

OWNERS:

BKEP MATERIALS, L.L.C.

By:	/s/ D. Andrew Woodward
Name:D. Andrew Woodward
Title: CEO
Date Signed: August 4, 2020

BKEP ASPHALT, L.L.C.

By:	/s/ D. Andrew Woodward
Name: D. Andrew Woodward
Title: CEO
Date Signed: August 4, 2020

BKEP TERMINALLING, L.L.C.

By:	/s/ D. Andrew Woodward
Name: D. Andrew Woodward
Title: CEO
Date Signed: August 4, 2020

OPERATOR:

ERGON ASPHALT & EMULSIONS, INC.

By:	/s/ J. Baxter Burns, II
Name: J. Baxter Burns, II
Title: President
Date Signed: August 4, 2020

EXHIBIT A

DESCRIPTION OF BASE O&M SERVICES

The Base O&M Services shall include the following, which may be amended and updated from time to time by written agreement of the Parties. Notwithstanding anything herein to the contrary, Operator shall provide those routine services requested by the Owners as may be necessary to provide services to the Owners’ customers under its customer contracts for terminalling and storage services at the Facilities.

Part I:

In addition to the services and obligations set forth in the body of the Agreement, Operator will provide the following services, in accordance with the terms and conditions of the Agreement, as part of the Monthly Fee.

1.	Receive and unload all Product delivered to each Facility and confirm that such Product meets all specifications as set forth in Part II of this Exhibit A.

2.

Handle, process, blend and store Product in accordance with the instructions, formulations and specifications provided to Operator by the Owners or the Owners’ customers, as such may be updated from time to time.

3.	Redeliver Product into tank trucks, rail cars, barges, or vessels, as directed by the Owners or the Owners’ customers.

4.

Provide all pumping and heating of Product necessary for proper performance of each of the foregoing services, including provision of heating adequate to maintain the temperature of Product normally used at each Facility as requested by the Owners or the Owners’ customers.

5.	Prepare all tank or vessel gauging reports, bills of lading and other shipping papers and deliver copies thereof to the Owners on a daily basis.

6.	Keep records and accounts and make reports relating to Product received in storage, withdrawn from storage and loaded into vessels from each Facility.

7.	Maintain the Facilities in good working order at all times, including records of all maintenance and repairs performed and make such records available to Owner.

8.	Provide all of the Base O&M Services in compliance with Applicable Law and in accordance with generally accepted terminalling practices.

9.	Measurement Practices: Operator will comply with the following procedures and requirements with respect to the measurement of Product.

A.

Measurement of Storage Quantities. Quantities of Product in storage at any time at each Facility shall be determined by gauges of the Storage Tank(s) or by count at such Facility. The Owners and Owners’ customer shall have the right to witness or cause a representative to witness the gauging or counting.

Exhibit A

B.

Measurement at Delivery. Provide transport drivers with bills of lading on behalf of the applicable Owner or such Owner’s customer which shall include the quantity (by weight) of the Product, the Product type and the destination of the Product as determined by the applicable Owner or such Owner’s customer, and on a form approved by or provided to Operator by the applicable Owner or Owner’s customer. The bill of lading will be the official document verifying the quantity (by weight) of Product, delivered to the applicable Owner or such Owner’s customer. Each bill of lading shall name the applicable Owner or such Owner’s customer as the Person delivering the goods for shipment and the applicable Owner or such Owner’s customer will be the DOT shipper of record for all shipments.

10.

Reporting and Response Obligation. If a release of Product occurs at any Facility or with respect to the provision of the Services hereunder (whether at the Facility or otherwise), Operator shall make all release notifications and reports that are legally required and shall also provide the applicable Owner and Owner’s customer with written notice of such legally required release notifications and reports within three business days of making such notifications and reports. Operator shall be responsible at its sole cost and expense, for the performance of any and all response actions required to address such releases at such Facility.

11.

Managing those capital projects which Owner and Operator agree that Operator will manage in accordance with the Agreement, including any Additional Capital Maintenance Projects and Discretionary Capital Projects, as necessary.

Part II:

Specifications: Product formulations will be supplied by the applicable Owner or the applicable Owner’s customer. The applicable Owner or the applicable Owner’s customer agrees that the quality control programs and state agency plans in effect on the Commencement Date will be utilized in the blending and processing of Products at the Facilities. The applicable Owner and the applicable Owner’s customer will have the right from time to time at their discretion to modify the quality control programs and state agency plans to meet their needs, to the extent such modifications are consistent with the capabilities and available equipment at the Facilities. If any Product delivered or produced hereunder fails to meet the specifications provided by the applicable Owner or the applicable Owner’s customer pursuant to this Exhibit A, Part II, Operator shall cease shipment of such Product and await further instructions from the applicable Owner or the Owner’s customer regarding such non-conformity.

2

EXHIBIT B
FEE ADJUSTMENTS

Except as set forth below, with respect to all Facilities other than the 2016 Terminals, all fees will escalate beginning January 1, 2021 and on every January 1st thereafter during the Term such that the prior calendar year’s fee is multiplied by the positive percentage change, if any, in the Consumer Price Index - All Urban Consumers - all items less food and energy (U.S. city average base 1982-84 = 100) (“CPI”), as published by the Bureau of Labor Statistics of the United States Department of Labor, for the last two calendar years for which data is available based on the average of the monthly CPI data for November to October of the most current calendar year available compared to the same months of the prior calendar year (“CPI Adjustment”).

Such CPI Adjustment will apply with respect to the 2016 Terminals beginning January 1, 2022 and on every January 1st thereafter during the Term.

For the purposes of this Exhibit B, the “2016 Terminals” shall mean those Facilities located at the following locations:

●     Wolcott, KS

●     Ennis, TX

●     Chandler, AZ

●     Mt. Pleasant, TX

●     Pleasanton, TX

●     Birmingport, AL

●     Nashville, TN

●     Yellow Creek, MS

Exhibit B

EXHIBIT C

OPERATIONAL CONTACT INFORMATION

OPERATOR:

Ergon Asphalt & Emulsions, Inc.
Post Office Drawer 1639 (39215-1639) (Mailing)
2829 Lakeland Drive (Physical)
Jackson, Mississippi 39232
Attn: Mr. Steve Adams, Sr. Vice President - Operations
Telephone: (601) 933-3000
Email: steve.adams@ergon.com

OWNERS:

c/o BKEP Materials, L.L.C.
Attn: Chief Operating Officer
6060 American Plaza Suite 600
Tulsa, Oklahoma 74135
Facsimile: (918) 237-4000
Email: jspeer@bkep.com

Exhibit C

EXHIBIT D

FACILITIES

Location	State
Ardmore	OK
Austin	TX
Catoosa	OK
Dodge City	KS
El Dorado	KS
Garden City	CA
Halstead	KS
Lawton	OK
Little Rock	AR
Memphis	TN
Parsons	TN
Salina	KS
Fontana	CA
Las Vegas	NV
Ennis	TX
Mt. Pleasant	TX
Pleasanton	TX
Yellow Creek	MS
Nashville	TN
Birmingport	AL
Chandler	AZ
Wolcott	KS

Exhibit D

EXHIBIT E

REGULATORY APPROVALS

[To Come]

Exhibit E

EXHIBIT F

REPORTS

1.

Incident Report. Within 24 hours of the occurrence of an incident, Operator will notify the Owners orally or by electronic communication of any non-routine operation or maintenance incident Operator deems to be of importance with respect to the Facilities or the O&M Services and will provide written notice thereof in accordance with Article 18 hereof within three Business Days of the occurrence of such incident. Operator will update the Owners, as appropriate, on any actions taken with respect to any such incident.

2.

Monthly Report. Within fifteen days after the end of each calendar month, Operator shall deliver to the Owners a schedule showing the amount of all Product by type delivered from each Facility. In addition, such report shall specifically identify the throughput at each Facility by asphalt cement, emulsions, modified emulsions, modified asphalt cement, interplant transfers.

3.

Quarterly Report. Within 30 days after the end of each calendar quarter, Operator shall deliver to the Owners a certification, signed by an authorized officer of Operator, that Operator has paid all taxes and utility payments for the prior quarter and that Operator has otherwise kept the Facilities free of all mortgages, deeds of trust, leases, subleases, easements, servitudes, and other encumbrances of any kind or nature except as have been agreed or approved by the Owners in advance.

Exhibit F

EXHIBIT G

MONTHLY FEE

Location	State	Monthly Fee
Ardmore	OK	$ [***]
Austin	TX	$ [***]
Catoosa	OK	$ [***]
Dodge City	KS	$ [***]
El Dorado	KS	$ [***]
Garden City	CA	$ [***]
Halstead	KS	$ [***]
Lawton	OK	$ [***]
Little Rock	AR	$ [***]
Memphis	TN	$ [***]
Parsons	TN	$ [***]
Salina	KS	$ [***]
Fontana	CA	$ [***]
Las Vegas	NV	$ [***]
Ennis	TX	$ [***]
Mt. Pleasant	TX	$ [***]
Pleasanton	TX	$ [***]
Yellow Creek	MS	$ [***]
Nashville	TN	$ [***]
Birmingport	AL	$ [***]
Chandler	AZ	$ [***]
Wolcott	KS	$ [***]

Exhibit G

EXHIBIT H

REQUEST FOR EXPENDITURE

[Attached]

Exhibit H

Request for Expenditure

TO BE COMPLETED BY OPERATOR
Date:	Project #:
Company Name:
Location:	State:
Plant Contact Name:	Contact #:
Project Name:
Description of Request: (Attach document if needed)
Root Cause Analysis / Justification:

Process:	☐ EMULSION ☐ PMAC ☐ STORAGE (BASE / FINISH) ☐ LOADING / UNLOADING ☐ BOILERS / HEATERS / EXCHANGERS ☐ SITE / GENERAL	☐ INSTRUMENTATION (METERS / GAUGES / ELECTRIC) ☐ PIPE and VALVES ☐ AUTOMATION ☐ OTHER (EXPLAIN)

Justification Type:	☐ REPLACEMENT of LIKE KIND ☐ FIX / REPAIR ☐ PREVENTATIVE / PLANNED MAINTENANCE ☐ EH&S	☐ EXPANSION or NEW PROCESS ☐ UPGRADE ☐ OTHER (EXPLAIN)

Estimated Cost:	Labor/Materials:	$-	Cost Estimate Source:	☐ CONTRACTOR QUOTE ☐ WORK PERFORMED WITHIN THE LAST YEAR ☐ ESTIMATE / GUESS
	Tax:	$-
	Sub-Total	$-
	Less Deductible:	$-	Project Start Date:	00/00/00
	Total Project Cost:	$-	Project Completion Date:	00/00/00

Operator Approval Distribution	Name	Approval Signature	Approval Date
Project Initiator
Operator Approval
Owner Approval

	Date Received:	BKEP Approved Amount:

	Date Approved:	No Funds Requested:

	Name	Approval Signature	Approval Date
Operations
Project Engineer
Engineering Manager

* ALL EQUIPMENT AND TECHNOLOGY INSTALLED AND WORK PERFORMED RELATED TO TO THIS RFE WILL REMAIN WITH THE BKEP OWNED FACILITY AT THE END OF THE LESSEE'S TERM

EXHIBIT I

ASSET ADDITION AND CAPITAL EXPENDITURE REQUEST FORM

[Attached]

Exhibit I

Asset Addition and Capital Expense Request

TO BE COMPLETED BY OWNER
Date:	Project #:
Company Name:
Location:	State:
Plant Contact Name:	Contact #:
Project Name:
Scope of Work: (Attach documents as needed)

Required Project Information:	☐ EH&S PLAN ☐ SITE DRAWINGS ☐ DESIGN CRITERIA	☐ PHOTOS (BEFORE & AFTER) ☐ CONSTRUCTION VERIFICATION FORM (WHEN COMPLETE) ☐ ASSET EQUIPMENT DRAWINGS

Asset Information

☐ ASSET TO PERMANENTLY REMAIN WITH PLANT AT END OF LEASE

☐ ASSET TO BE REMOVED AT END OF LEASE AT LESSEE'S COST

☐ ASSET MAY BE PURCHASED BY LESSOR AT AN AGREEABLE VALUE AT END OF LEASE.  ASSETS NOT PURCHASED BY LESSOR AT AGREEABLE VALUE SHALL BE REMOVED BY LESSEE AT LESSEE'S COST.

☐ LESSEE TO MAINTAIN ASSET

☐ LESSOR TO MAINTAIN ASSET

Project Start Date:	01/00/00	Project Completion Date:	01/01/00

Customer Approval Distribution	Name	Approval Signature	Approval Date
Project Initiator
Operator Approval
Owner Approval

	Name	Approval Signature	Approval Date
Operations
Project Engineer
Senior Management

INSTRUCTIONS: USE THIS FORM FOR ALL PROJECTS WHERE the proposed work or asset addition changes the existing system or process but does not meet the criteria for BKEP funding use the AA form.